UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2006

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2006, the Compensation Committee of the Board of Directors of Kadant Inc. (the “Company”), approved and authorized the Company to enter into amended change in control agreements with its chief executive officer, Mr. William A. Rainville, and other officers of the Company, including Mr. Edward J. Sindoni, executive vice president and chief operating officer; Mr. Thomas M. O’Brien, executive vice president and chief financial officer; Mr. Jonathan W. Painter, executive vice president; and Mr. Edwin D. Healy, vice president. The Compensation Committee determined to replace existing change in control agreements, with new agreements having a five-year term expiring on December 31, 2011.
The change in control agreements provide severance payments and benefits to the executive if his employment is terminated, either voluntarily for “good cause” (as defined in the agreement) or involuntarily without good cause within two years after a change in control of the Company. In the event of termination, the executive would receive (i) a pro rata bonus for the year of termination and (ii) a lump sum severance payment equal to two times (three times for Mr. Rainville) the sum of the highest annual salary and bonus (or current year target or reference bonus if higher) within the five years prior to the year of termination. In addition, if the termination occurs after the end of the fiscal year, but before annual bonuses are paid, the executive would receive his bonus for the prior fiscal year.
In addition to the severance payments, the agreements provide that health, welfare and other fringe benefits applicable immediately prior to the termination be continued for a period of two years (three years in the case of Mr. Rainville). The change in control agreements also provide for the immediate vesting of all of the executive’s equity incentive awards upon a change in control.
The change in control agreements also require tax reimbursement payments to executives to mitigate any excise tax imposed on the executive if payments under the agreements are deemed to be “excess parachute payments” under Section 280G of the U.S. Internal Revenue Code.
The form of change in control agreements are filed as exhibit 99.1, for the form relating to the chief executive officer, and exhibit 99.2, for the form relating to all other officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description of Exhibit

99.1	Form of Change in Control Agreement between the Company and Mr. William A. Rainville, chairman and chief executive officer of the Company.

99.2	Form of Change in Control Agreement between the Company and Other Senior Officers.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: December 8, 2006	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer